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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Rock Financial Corporation
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             (Exact name of registrant as specified in Its charter)


               Michigan                                       38-2603955
------------------------------------------         -----------------------------
  (State of incorporation or organization)                 (I.R.S. Employer
                                                           Identification No.)



  30600 Telegraph Road, Fourth Floor, Bingham Farms,  Michigan          48025
--------------------------------------------------------------         --------
  (Address of principal executive offices)                            (Zip Code)


  Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


  If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


  If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]


  Securities Act registration statement file number to which this form relates:
333-46885 (if applicable)
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  Securities to be registered pursuant to Section 12(g) of the Act:


                   Common Shares, par value $.01 per share
                   ---------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered

         See "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-46885), which is hereby incorporated by reference. Any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits

         A. Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Registration Statement on Form S-1 (File No. 333-46885) (the "Registrant's Registration Statement").

         B. Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement.

         C. Specimen Common Share Certificate, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement.

         D. Form of Shareholders Agreement among Rock Financial Corporation and its shareholders before its initial public offering, incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     ROCK FINANCIAL CORPORATION
                                     (Registrant)


                                     By:  /s/ DANIEL GILBERT
                                         -------------------------------
                                           Daniel Gilbert
                                           Its:  Chairman of the Board
                                                 and Chief Executive Officer
Dated:  March 4, 1998
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                                 EXHIBIT INDEX


Exhibit          Description

A. Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Registration Statement on Form S-1 (File No. 333-46885) (the "Registrant's Registration
                 Statement").

B. Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement.

C. Specimen Common Share Certificate, incorporated by reference to Exhibit 4.1 to the Registrant's
                 Registration Statement.

D. Form of Shareholders Agreement among Rock Financial Corporation and its shareholders before its initial public offering, incorporated by reference to Exhibit
                 10.8 to the Registrant's Registration Statement.